EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Form S-1 Registration Statement under the Securities Act of 1933 of our report dated December 7, 2007, relating to the consolidated financial statements of CNS Response, Inc., and to the reference to our Firm under the caption "Experts", for the registration of 9,978,676 shares of its common stock.


/s/ CACCIAMATTA ACCOUNTANCY CORPORATION
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Cacciamatta Accountancy Corporation
Irvine, California
March 10, 2008